Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-269423) and F-3 (No. 333-257383) of our report dated April 25, 2024 relating to the consolidated financial statements of WiMi Hologram Cloud Inc., which is included in this Annual Report on Form 20-F of WiMi Hologram Cloud Inc. for the year ended December 31, 2023.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Onestop Assurance PAC

Singapore

April 25, 2024